Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Village Bank and Trust Financial Corp. (the “Company”) for the period ended September 30, 2019, the undersigned Chief Executive Officer and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that based on their knowledge and belief: (1) the Form 10-Q for the period ended September 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Form 10-Q for the period ended September 30, 2019 fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented.

/s/ William G. Foster, Jr.	Date: November 12, 2019
William G. Foster, Jr.
President and Chief Executive Officer

/s/ Donald M. Kaloski, Jr.	Date: November 12, 2019
Donald M. Kaloski, Jr.
Executive Vice President and Chief Financial Officer